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                                                                   EXHIBIT 10.26

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT dated as of December 1, 1999, between MOTORCAR PARTS & ACCESSORIES, INC., a New York corporation currently having an address at 2727 Maricopa Street, Torrance, California 90503 (the "COMPANY"), and ANTHONY SOUZA, an individual residing at 16051 Avenida San Miguel, La Mirada, CA 90638 ("EMPLOYEE").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ Employee as its President and chief executive officer and Employee desires to be employed by the Company all upon the terms and subject to the conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. EMPLOYMENT. Subject to and upon the terms and conditions contained in this Agreement, the Company hereby agrees to employ Employee and Employee agrees to enter the employ of the Company, for the period set forth in Paragraph 2 hereof, to render the services to the Company, its affiliates and/or subsidiaries described in Paragraph 3 hereof.

         2. TERM. Employee's term of employment under this Agreement shall commence on the date hereof (the "COMMENCEMENT DATE") and shall continue for a period through and including the eighteen-month anniversary of the Commencement Date (the "EMPLOYMENT TERM") unless extended in writing by both parties or earlier terminated pursuant to the terms and conditions set forth herein; provided that this Agreement automatically shall be renewed for successive one-year Employment Terms unless either the Company or Employee elects not to so renew by providing written notice of such election to the other party within 90 days prior to the end of the then-current Employment Term.

         3. DUTIES.

            (a) Subject to the authority of the Board of Directors of the Company, Employee shall be employed as the Company's President and chief executive officer and shall report to the Board of Directors. It is agreed that Employee shall perform his services in the Company's Torrance, California facilities, or any other facilities mutually agreeable to the parties.

            (b) Employee agrees to abide by all By-laws and applicable policies of the Company promulgated from time to time by the Board of Directors of the Company.

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         4. EXCLUSIVE SERVICES AND BEST EFFORTS. Employee shall devote substantially all of his entire working time, attention, best efforts and ability during regular business hours exclusively to the service of the Company, its affiliates and subsidiaries during the term of this Agreement; provided that the Company acknowledges that Employee may devote some time during such hours to personal investments and may serve on the boards of directors of other entities, but only so long as such devotion of time or service on any board does not interfere with Employee's duties and responsibilities hereunder or violate any other provision hereof, including in particular Paragraph 10.

         5. COMPENSATION. As compensation for his services and covenants hereunder, the Company shall pay Employee the following:

            (a) BASE SALARY. The Company shall pay Employee a minimum base salary ("Salary") of Three Hundred Thousand Dollars ($300,000) per year. The Salary shall be subject to review and adjustment on an annual basis beginning January 1, 2001 (if this contract is then in effect) or, at the Company's discretion, on such earlier date as the Company may designate; PROVIDED, HOWEVER, that in no event shall Employee's Salary be adjusted below the Salary designated herein.

            (b) STOCK OPTIONS. As additional consideration for the services to be performed by Employee hereunder, the Company agrees, not later than January 31, 2000, to grant Employee an option to purchase, for a period of ten years from such date of grant, Sixty Thousand (60,000) shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to the terms of the Company's 1994 Stock Option Plan, as amended to date (the "Plan"), and any related stock option agreement(s) required to be executed in connection therewith. Such option shall become exercisable on the date of grant with respect to one-half of such shares of Common Stock and on the first anniversary thereof with respect to the remaining such shares.

            (c) BONUS. Employee shall be paid an incentive bonus ("Bonus") equal to six and two-thirds percent (6 2/3%) of the pre-tax income (without giving effect to any tax on such income, whether actual or offset by loss carryovers) earned by the Company in each fiscal year; provided that no bonus shall be payable for any such year unless and until the amount of such pre-tax income in such year shall be at least $1.5 million, without carryover from year to year. The foregoing bonus shall be paid by the Company within 30 days after completion of the audited financial results of the Company for the applicable fiscal year, which bonus shall be prorated (as reasonably determined by the Board of Directors) for any part-year service by the Employee.

         6. BUSINESS EXPENSES. Employee shall be reimbursed for, and entitled to advances (subject to repayment to the Company if not actually incurred by Employee) with respect to, only those business expenses incurred by him which are reasonable and necessary for Employee to


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perform his duties under this Agreement in accordance with policies established from time to time by the Company.

         7. EMPLOYEE BENEFITS.

            (a) During the Employment Term, Employee shall be entitled to such insurance, disability and health and medical benefits (or, at the one-time election of Employee to be made not later than February 29, 2000, in lieu of such health and medical benefits an annual cash amount equal to the annual incremental cost to the Company of providing such benefits to Employee) and be entitled to participate in such retirement plans or programs as generally made available to executive officers of the Company pursuant to the policies of the Company; PROVIDED THAT Employee shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only in accordance with the terms and conditions of such plans. Employee shall be entitled to three weeks paid vacation each year during the Employment Term at such times as does not, in the opinion of the Board of Directors, interfere with Employee's performance of his duties hereunder. The Company may withhold from any benefits payable to Employee all federal, state, local and other taxes and amounts as shall be permitted or required pursuant to law, rule or regulation. All of the benefits to which Employee may be entitled may be changed from time to time or withdrawn at any time in the sole discretion of the Company.

            (b) Employee shall be entitled to receive the sum of Eight Hundred Dollars ($800) per month as an automobile allowance provided at the expense of the Company from the Commencement Date and during the Employment Term, which allowance shall be exclusive of all expenses related to insurance, repairs, maintenance, fuel and oil for such automobile, which expenses also shall be the responsibility of the Company. Notwithstanding the foregoing, the Company may, at its option, elect to provide Employee an automobile of the make, model and year mutually agreeable to the Company and Employee, all costs of which associated with insurance, fuel, oil, repairs, maintenance and other expenses shall be the responsibility of the Company, in lieu of the above described automobile allowances, all as may be mutually agreed between Employee and the Company. Employee acknowledges that some or all of the foregoing may be deemed compensation to him.

         8. DEATH AND DISABILITY.

            (a) The Employment Term shall terminate on the date of Employee's death, in which event Employee's accrued Salary and Bonus, reimbursable expenses and benefits owing to Employee through the date of Employee's death shall be paid to his estate. Employee's estate will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 8(a).

            (b) If, during the Employment Term, in the opinion of a duly licensed physician selected by Employee and reasonably acceptable to the Company, Employee, because


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of physical or mental illness or incapacity, shall become substantially unable to perform the duties and services required of him under this Agreement for a period of six consecutive months the Company may, upon at least twenty (20) days' prior written notice given at any time after the expiration of such six-month period to Employee of its intention to do so, terminate this Agreement as of such date as may be set forth in the notice. In case of such termination, Employee shall be entitled to receive his accrued Salary and Bonus, reimbursable expenses and benefits owing to Employee through the date of termination. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 8(b).

         9. TERMINATION FOR CAUSE.

            (a) The Company may terminate the employment of Employee for Cause (as hereinafter defined) and Employee may terminate the employment of Employee at any time for any reason. Upon any such termination, the Company shall be released from any and all further obligations under this Agreement except that the Company shall be obligated to pay Employee his Salary, reimbursable expenses and benefits owing to Employee through the day on which Employee is terminated. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 9(a).

            (b) As used herein, the term "CAUSE" shall mean: (i) the willful failure of Employee to perform his duties pursuant to Paragraph 3 hereof, which failure is not cured by Employee within 20 days following notice thereof from the Company; (ii) any other material breach of this Agreement by Employee, including any of the material representations or warranties made by Employee;
(iii) any act, or failure to act, by Employee in bad faith or to the detriment of the Company; (iv) the commission by Employee of an act involving moral turpitude, dishonesty, theft, unethical business conduct, or any other conduct which significantly impairs the reputation of, or harms, the Company, its subsidiaries or affiliates; (v) any misrepresentation, concealment or omission by Employee of any material fact in seeking employment hereunder; or (vi) any other occurrence or circumstance generally recognized a "cause" for employment termination under applicable law.

            (c) In the event that the Company terminates the employment of Employee without Cause, Employee shall be entitled to all of his rights hereunder, including without limitation accrued Salary and Bonus through the date of such termination; provided that in no event shall the amount of Salary to which Employee shall be entitled for such termination be less than six-months Salary.

         10. DISCLOSURE OF INFORMATION AND RESTRICTIVE COVENANT. Employee acknowledges that, by his employment, he has been and will be in a confidential relationship with the Company and will have access to confidential information and trade secrets of the Company, its subsidiaries and affiliates. Confidential information and trade secrets include, but are not limited to, customer, supplier and client lists, price lists, marketing, distribution and sales strategies and procedures, operational and equipment techniques, business plans and systems, quality control


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procedures and systems, special projects and technological research, including projects, research and reports for any entity or client or any project, research, report or the like concerning sales or manufacturing or new technology, employee compensation plans and any other information relating thereto, and any other records, files, drawings, inventions, discoveries, applications, processes, data and information concerning the business of the Company which are not in the public domain. Employee agrees that in consideration of the execution of this Agreement by the Company, except in any way with respect to foreign affiliates of the Company as of the date hereof:

            (a) Employee will not, during the term of this Agreement or at any time thereafter, use, or disclose to any third party, trade secrets or confidential information of the Company, including, but not limited to, confidential information or trade secrets belonging or relating to the Company, its subsidiaries, affiliates, customers and clients or proprietary processes or procedures of the Company, its subsidiaries, affiliates, customers and clients. Proprietary processes and procedures shall include, but shall not be limited to, all information which is known or intended to be known only to employees of the Company, its respective subsidiaries and affiliates or others in a confidential relationship with the Company or its respective subsidiaries and affiliates which relates to business matters.

            (b) Employee will not, during the term of this Agreement, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, engage in or participate in any business activity, including, but not limited to, acting as a director, officer, employee, agent, independent contractor, partner, consultant, licensor or licensee, franchisor or franchisee, proprietor, syndicate member, shareholder or creditor or with a person having any other relationship with any other business, company, firm occupation or business activity, in any geographic area within the United States that is, directly or indirectly, competitive with any business completed by the Company or any of its subsidiaries or affiliates during the term of this Agreement or thereafter. Should Employee own 5% or less of the issued and outstanding shares of a class of securities of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market, such ownership shall not cause Employee to be deemed a shareholder under this Paragraph 10(b).

            (c) Employee will not, during the term of this Agreement and for a period of two (2) years thereafter, on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, solicit or induce any creditor, customer, supplier, officer, employee or agent of the Company or any of its subsidiaries or affiliates to sever its relationship with or leave the employ of any of such entities.

            (d) This Paragraph 10 and Paragraphs 11, 12 and 13 hereof shall survive the expiration or termination of this Agreement for any reason.


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            (e) It is expressly agreed by Employee that the nature and scope of each of the provisions set forth above in this Paragraph 10 are reasonable and necessary. If, for any reason, any aspect of the above provisions as it applies to Employee is determined by a court of competent jurisdiction to be unreasonable or unenforceable, the provisions shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. Employee acknowledges and agrees that his services are of a unique character and expressly grants to the Company or any subsidiary, successor or assignee of the Company, the right to enforce the provisions above through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

         11. COMPANY PROPERTY.

            (a) Any patents, inventions, discoveries, applications or processes, designs, devised, planned, applied, created, discovered or invented by Employee in the course of Employee's employment under this Agreement and which pertain to any aspect of the Company's or its respective subsidiaries' or affiliates' business shall be the sole and property of the Company, and Employee shall make prompt report thereof to the Company and promptly execute any and all documents reasonably requested to assure the Company the full and complete ownership thereof.

            (b) All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Company's business which Employee shall prepare or receive from the Company shall remain the Company's sole and exclusive property. Upon termination of this Agreement, Employee shall promptly return to the Company all property of the Company in his possession. Employee further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company. Employee additionally represents that upon termination of his employment with the Company, he will not retain in his possession any such software, documents or other materials.

         12. REMEDY. It is mutually understood and agreed that Employee's services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of this Agreement by Employee, including, but not limited to, the breach of the non-disclosure, non-solicitation and non-compete clauses under Paragraph 10 hereof, the Company shall be entitled to equitable relief by way of injunction or otherwise in addition to damages the Company may be entitled to recover. In addition, the Company shall be entitled to reimbursement from Employee, upon request, of any and all reasonable attorneys' fees and expenses incurred by it in enforcing any term or provision of this Agreement.


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         13. REPRESENTATIONS AND WARRANTIES OF EMPLOYEES.

            (a) In order to induce the Company to enter into this Agreement, Employee hereby represents and warrants to the Company as follows: (i) Employee has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder; (ii) the execution and delivery of this Agreement by Employee and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which Employee is a party or by which he is or may be bound or subject; and (iii) Employee is not a party to any instrument, agreement, document, arrangement or other understanding with any person (other than the Company) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services, except one confidentiality agreement unrelated to the Company's industry and having no relationship or impact of any kind whatsoever with respect to this Agreement and the transactions contemplated hereby.

            (b) Employee hereby agrees to indemnify and hold harmless the Company from and against any and all losses, costs, damages and expenses (including, without limitation, its reasonable attorneys' fees) incurred or suffered by the Company resulting from any breach by Employee of any of his representations or warranties set forth in Paragraph 13(a) hereof.

         14. NOTICES. All notices given hereunder shall be in writing and shall be deemed effectively given when mailed, if sent by registered or certified mail, return receipt requested, addressed to Employee at his address set forth on the first page of this Agreement and to the Company at its address set forth on the first page of this Agreement, Attention: Chairman of the Board, with a copy to Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036, Attention: Gary J. Simon, Esq., or at such address as such party shall have designated by a notice given in accordance with this Paragraph 14, or when actually received by the party for whom intended, if sent by any other means.

         15. BOARD SEAT. Employee shall be considered by the Board of Directors to fill a vacancy on the Board of Directors at its first meeting following April 30, 2000, and shall be included on management's slate of directors submitted to the shareholders of the Company for election at the next regular annual meeting of shareholders.

         16. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties with respect to its subject matter and no change, alteration or modification hereof may be made except in writing signed by the parties hereto. Any prior or other agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect.

         17. SEVERABILITY. If any provision of this Agreement shall be unenforceable under any applicable law, then notwithstanding such unenforceability, the remainder of this Agreement shall continue in full force and effect.


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         18. WAIVERS, MODIFICATIONS, ETC. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         19. ASSIGNMENT. Neither this Agreement nor any of Employee's rights, powers, duties or obligations hereunder, may be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and the Company and its successors and assigns. Successors of the Company include without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof.

         20. APPLICABLE LAW. This Agreement shall be deemed to have been made, drafted, negotiated and the transactions contemplated hereby consummated and fully performed in the State of California and shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law rules thereof. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, contrary to which the parties hereto have no legal right to contract, the latter shall prevail, but in such event any provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

         21. JURISDICTION AND VENUE. It is hereby irrevocably agreed that all disputes or controversies between the Company and Employee arising out of, in connection with or relating to this Agreement shall be exclusively heard, settled and determined by arbitration to be held in the City of Los Angeles, County of Los Angeles, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The parties also agree that judgment may be entered on the arbitrator's award by any court having jurisdiction thereof and the parties consent to the jurisdiction of any court located in the City of Los Angeles, County of Los Angeles, for this purpose.

         22. FULL UNDERSTANDING. Employee represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, that to the extent, if any that he desired, he availed himself of this right, that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document which is that it constitutes an agreement of employment.


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         23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       MOTORCAR PARTS & ACCESSORIES, INC.



                                       By:
                                           -------------------------------------
                                           Name:  Selwyn Joffe
                                           Title: Board Member



                                           -------------------------------------
                                           Anthony Souza


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